SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): August 13, 1997
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                             Uniforce Services, Inc.
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               (Exact Name of Registrant as Specified in Charter)


    New York                        0-11876                13-1996648
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(State or Other Jurisdiction      (Commission            (IRS Employer
     of Incorporation)            File Number)        Identification No.)


               415 Crossways Park Drive, Woodbury, New York 11797
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                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code: (516) 437-3300
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                                       N/A
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          (Former Name or Former Address, if changed since Last Report)
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         ITEM 5.           OTHER EVENTS.

         On August 13, 1997, Uniforce Services, Inc., a New York corporation (the "Registrant") entered into an Agreement and Plan of Merger (the Merger Agreement") with COMFORCE corporation, a Delaware corporation ("COMFORCE") and COMFORCE Columbus, Inc., a New York corporation (the "Subsidiary") and wholly-owned subsidiary of COMFORCE. The Merger Agreement provides for COMFORCE, through the Subsidiary, to acquire the Registrant.

         Pursuant to the Merger Agreement, and subject to the terms and conditions of the Merger Agreement, the Subsidiary is to make a tender offer (the "Offer") to acquire all of the issued and outstanding shares of common stock, par value $.01 per share, of the Registrant (the "Shares") for $28.00 per share in cash plus that number of shares of common stock, par value $.01 per share, of COMFORCE ("COMFORCE Common Stock") for each Share equal to a fraction, the numerator of which is $4.00 and the denominator of which is the average closing price of a share of COMFORCE Common Stock on the American Stock Exchange for the three (3) trading days immediately preceding the date of the public announcement of the Merger Agreement and for the three (3) trading days immediately after the date of such public announcement (collectively, the "Per Share Amount"). The public announcement of the Merger Agreement was made on August 14, 1997.

         The Merger Agreement provides that COMFORCE and the Subsidiary will file a Registration Statement with the Securities and Exchange Commission for purposes of registering the COMFORCE Common Stock pursuant to the Securities Act of 1933, as amended, and that as soon as reasonably practicable after the Registration Statement is declared effective, the Offer will commence.

         The consummation of the Offer is contingent upon a number of conditions, including the completion by COMFORCE of debt financing sufficient to complete the purchase of the Shares and regulatory approvals. The Registrant proposes to distribute a proxy statement to its shareholders for the approval at a shareholders' meeting of the Merger Agreement and the transactions contemplated thereby. In the event that the Subsidiary receives more than 90% of the outstanding Shares as a result of the Offer, it is likely that such meeting will be cancelled. The Merger Agreement provides that after the consummation of the Offer, the Subsidiary will be merged with and into the Registrant, with the Registrant being the surviving corporation and becoming a direct wholly-owned subsidiary of COMFORCE (the "Merger"). Shareholders of the Registrant who do not tender their Shares in the Offer will receive the Per Share Amount in the Merger.

         On August 13, 1997, John Fanning and Fanning Limited Partners, L.P., a Georgia limited partnership (collectively, the

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
"Stockholders"),  who are the  owners  of in  excess  of 59% of the  outstanding
Shares, entered into a Stockholders Agreement (the "Stockholders Agreement") with COMFORCE and the Subsidiary. The Stockholders Agreement provides that the Stockholders will tender, and not withdraw, not later than the fifth business day after the commencement of the Offer, all of the Shares owned by them. In addition, the Stockholders Agreement provides that the Stockholders will vote their Shares in favor of the Merger and against any other business combination or fundamental change transaction or any other action which could reasonably be expected to impede, interfere with, delay, postpone or materially affect the Offer or the Merger. The Stockholders also granted COMFORCE a proxy to vote their Shares as outlined above. The obligations of the Stockholders pursuant to the Stockholders Agreement generally terminate upon the termination of the Merger Agreement pursuant to its terms.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         (c)      EXHIBITS:

                  2.1 Agreement and Plan of Merger, dated as of August 13, 1997, by and among COMFORCE Corporation, a Delaware corporation, COMFORCE Columbus, Inc., a New York corporation and Uniforce Services, Inc., a New York corporation.

                 99.1 Stockholders Agreement, dated as of August 13, 1997, by and among COMFORCE Corporation, a Delaware corporation, COMFORCE Columbus, Inc., a New York Corporation, John Fanning and Fanning Limited Partners, L.P., a Georgia limited partnership.

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
                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    UNIFORCE SERVICES, INC.



Dated: August 19, 1997              By: /s/ Harry V. Maccarrone
                                        -----------------------
                                        Name:  Harry V. Maccarrone
                                        Title: Vice President - Finance



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
                                  EXHIBIT INDEX


         Exhibit No.
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                  2.1               Agreement  and Plan of  Merger,  dated as of
                                    August  13,  1997,  by  and  among  COMFORCE
                                    Corporation,    a   Delaware    corporation,
                                    COMFORCE   Columbus,   Inc.,   a  New   York
                                    corporation and Uniforce Services, Inc., a New York corporation.

                 99.1 Stockholders Agreement, dated as of August 13, 1997, by and among COMFORCE Corporation, a Delaware corporation, COMFORCE Columbus, Inc., a New York Corporation, John Fanning and Fanning Limited Partners, L.P., a Georgia limited partnership.

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